Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Nima Ghamsari, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Blend Labs, Inc. for the fiscal quarter ended June 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Blend Labs, Inc.

Date: August 9, 2023	By:	/s/ Nima Ghamsari
	Name:	Nima Ghamsari
	Title:	Head of Blend
(Principal Executive Officer)
I, Amir Jafari, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Blend Labs, Inc. for the fiscal quarter ended June 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Blend Labs, Inc.

Date: August 9, 2023	By:	/s/ Amir Jafari
	Name:	Amir Jafari
	Title:	Head of Finance
(Principal Financial Officer)